Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Starcraft Corporation 1997 Stock Incentive Plan of our report dated November 7, 1996, with respect to the consolidated financial statements and schedule of Starcraft Corporation and Subsidiaries included in the Annual Report (Form 10-K) for the year ended September 29, 1996.





                                        /s/ Ernst & Young LLP



Fort Wayne, Indiana
May 27, 1997